U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM SB-2

Amendment No.3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DELTRON, INC.

(Name of small business issuer in its charter)

                                                                           Nevada                                                 6514                                                     86-1147933

                                                           (State of Incorporation)                      (Primary SIC Number)                         (IRS Employer Number)

Sabana Oeste, Restaurante Princessa Marina, 100 Metros Oeste

S.N.B. Abogados, San Jose, Republic de Costa Rica

011-506-290-4886

(Address and telephone number of principal executive offices)

Parsons Law Firm

2070 Skyline Tower, 10900 NE 4th Street

Bellevue, WA 98004

Phone: (425)451-8036 Fax: (425)451-8568

(Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

CALCULATION OF REGISTRATION FEE

Title of each Class         Number of          Proposed Offering         Proposed Maximum

Of Securities                 Shares               Price                          Aggregate                     Amount of

to be                            to be                 per Share                    Offering                        Registration

Registered                    Registered          (2)                              (3)                              Fee(1)

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Common Stock             7,500,000          $.02                           $150,000                     $17.66

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(1) Registration Fee has been paid via Fedwire.

(2) This is the initial offering and no current trading market exists for our common stock. The price paid for the currently issued and outstanding common stock was $0.01 per share for 500,000 shares and $0.02 for 1,300,000 shares.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c).

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such section 8(a), may determine.

PROSPECTUS

DELTRON

7,500,000 Shares of Common Stock

$.02 per share

This is the initial offering of common stock of Deltron, Inc. and no public market exists for the securities being offered. Deltron, Inc. is offering for sale a maximum of 7,500,000 shares of common stock and a minimum of 3,000,000 shares at a fixed price of $.02 cents per share for a period of 180 days from the date of this prospectus unless extended by our Board of Directors for an additional 90 days. There is no minimum number of shares required to be purchased per investor. We intend to open a standard bank savings account to be used only for the deposit of funds received from the sale of shares in this offering. This offering is on a min/max basis, meaning if the minimum shares are not sold and the minimum offering amount of $60,000 is not deposited by the expiration date of the offering, all monies will be returned to investors, without interest or deduction. See "Use of Proceeds" and "Plan of Distribution".

Deltron, Inc. is a development stage, start-up, company and currently has no operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a complete loss of your investment.

BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND, PARTICULARLY, THE RISK FACTORS SECTION, BEGINNING ON PAGE 5.

Neither the U.S. Securities and Exchange Commission nor any state securities division has approved or disapproved these securities, or determined if this prospectus is current, complete, truthful or accurate. Any representation to the contrary is a criminal offense.

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                                                Offering                     Total                     Underwriting                     Proceeds

                                                Price                           Amount of           Commissions                     to Us

                                                Per Share                   Offering

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Common Stock                         $.02                           $150,000                     $0                                 $150,000

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The information in this prospectus is not complete and may be changed. We will not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated , 2006

TABLE OF CONTENTS

                                                                                                                                                                                                Page #

SUMMARY OF PROSPECTUS                                                                                                                                             4

    General Information about Our Company                                                                                                                              4

    The Offering                                                                                                                                                                         4

RISK FACTORS                                                                                                                                                                     6

RISKS ASSOCIATED WITH DELTRON, INC.                                                                                                                    6

RISKS ASSOCIATED WITH THIS OFFERING                                                                                                                   8

USE OF PROCEEDS                                                                                                                                                              10

DETERMINATION OF OFFERING PRICE                                                                                                                          12

DILUTION                                                                                                                                                                              12

PLAN OF DISTRIBUTION                                                                                                                                                    13

    Terms of the Offering                                                                                                                                                            14

    Procedures for Subscribing                                                                                                                                                   14

LEGAL PROCEEDINGS                                                                                                                                                        14

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS                                                       15

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT                                              16

DESCRIPTION OF SECURITIES                                                                                                                                          17

INTEREST OF NAMED EXPERTS AND COUNSEL                                                                                                           18

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION                                                                         18

ORGANIZATION WITHIN THE LAST FIVE YEARS                                                                                                          19

DESCRIPTION OF OUR BUSINESS                                                                                                                                    19

    Business Development                                                                                                                                                          19

    Principal Products and Their Markets                                                                                                                                   19

    Distribution Methods                                                                                                                                                            20

    Status of Any Publicly Announced New Products or Services                                                                                               21

    Competitive Business Conditions and Strategy; Deltron's Position in the Industry                                                                   21

    Sources and Availability of Raw Materials and Names of Principal Suppliers                                                                         22

    Dependence on One or a Few Major Customers                                                                                                                  22

    Patents, Trademarks, Licenses, Agreements or Contracts                                                                                                     22

    Governmental Controls, Approvals and Licensing Requirements                                                                                           22

    Research and Development Activities and Costs                                                                                                                  23

    Compliance with Environmental Laws                                                                                                                                  23

    Number of Employees                                                                                                                                                         23

    Reports to Security Holders                                                                                                                                                 23

PLAN OF OPERATION                                                                                                                                                       23

DESCRIPTION OF PROPERTY                                                                                                                                          27

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                                                                                    28

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS                                                      28

EXECUTIVE COMPENSATION                                                                                                                                        30

FINANCIAL STATEMENTS                                                                                                                                              31

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS                                                                                 45

DELTRON, INC.

Sabana Oeste, Restaurante Princessa Marina, 100 metros Oeste

S.N.B. Abogados, San Jose, Republic of Costa Rica

SUMMARY OF PROSPECTUS

You should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this prospectus. In this prospectus, unless the context otherwise denotes, references to "we," "us," and "our" are to Deltron, Inc.

General Information about Our Company

Deltron, Inc. was incorporated in the State of Nevada on September 14, 2005. We were formed as a land development company that owns a property in Costa Rica on which we intend to construct lower middle-income housing that we will make available for rent. The current property we own is located in San Isidro de Heredia, Costa Rica, and is sufficient in size to construct six apartments. It is our intention to raise enough capital in this offering to finance the construction of this property.

Our strategic approach is to offer "Middle-Class" housing to lower middle-income families. Part of this will be achieved by constructing the apartments with a small frontage area and walkway, as well as a privately enclosed back yard. The proposed apartments will be constructed row-house style, meaning that each of the apartments will be connected to the other by a partition wall. The facade of each apartment will vary in design and color, making the style of each apartment uniquely identifiable and distinct from the other. Each will contain manicured garden areas, hot water, cable, internet and telephone access which are not common features found in lower middle-income housing units in Costa Rica.

We are a development stage company and have not yet commenced operations or generated any revenues. We have been issued a "substantial doubt" going concern opinion from our auditors. Our only assets consist of cash in the bank, consisting of approximately $11,996, as of April 30th 2006, in cash generated from the issuance of shares to our founders, and real property located in Costa Rica.

Deltron's principal place of business and corporate offices are located at Sabana Oeste, Restuarante Princessa Marina, 100 Metros Oeste, San Jose, Republic of Costa Rica, telephone number (011) 506-290-4886. The office space is a 3,000 square foot shared-office building in which Deltron has rented a 150 square foot office. Our fiscal year end is September 30.

The Offering

Following is a brief summary of this offering. Please see the Plan of Distribution and Terms of the Offering sections for a more detailed description of the terms of the offering.

Securities Being Offered                                                               7,500,000 Shares of common stock, par value $.001.

Offering Price per Share                                                               $.02

Offering Period                                                                             The shares are being offered for a period not to exceed 180 days, unless extended by our Board of Directors for an additional 90 days.

                                                                                                    In the event we do not sell the minimum number of the shares (3,000,000) before the expiration date of the offering, all funds raised will be promptly returned to the investors, without interest or deduction.

Net Proceeds to Our Company                                                     $150,000

Use of Proceeds                                                                          We intend to use the proceeds to pay for the expansion of our business operations.

Number of Shares Outstanding

Before the Offering:                                                                      1,800,000

Number of Shares Outstanding

After the Offering:                                                                         9,300,000

Our officers, directors, control persons and/or affiliates do not intend to purchase any shares in this offering. If all the shares in this offering are sold, our executive officers and directors will own 9% of our common stock.

RISK FACTORS

An investment in these securities involves an exceptionally high degree of risk and is extremely speculative in nature. In addition to the other information regarding our company contained in this prospectus, you should consider many important factors in determining whether to purchase shares. Following are what we believe are all of the material risks involved if you decide to purchase shares in this offering.

RISKS ASSOCIATED WITH DELTRON INC.:

If we do not raise at least the minimum amount of this offering, we will have to suspend or cease operations.

In the financial statements, our auditors have issued a going concern opinion which stipulates that there is a substantial doubt whether or not we will be able to continue as an ongoing business for the next twelve months. If we do not raise the minimum amount of $60,000 or 40% of this offering, then Deltron Inc. will cease or suspend its operations within twelve months.

We are a start-up company with a lack of operating history and profitability. Deltron has incurred losses since inception, and we expect those losses to continue in the future. As a result, we may have to suspend or cease operations.

We were incorporated on September 14th, 2005, and we have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. As a result, it is possible that we may not generate revenues in the future. We have incurred a net loss of $23,824 since inception to March 31, 2006, and in order to generate revenue we are dependent on:

  Our ability to finance and construct six apartments
  Our ability to find tenants who will rent the apartments in order to generate revenues

  Based upon current plans, we expect to incur operating losses in future periods. This will happen because the maximum possible revenues we can generate from the business will not be sufficient enough to cover the expenses associated with operating the company. As such, we may not be able to generate enough future revenues to cover our expenses, which could cause us to suspend or cease operations.

  Because Deltron is a small company, and does not have much capital, if we are unable to raise additional funds to meet our needs we may have to scale back operations which could result in a loss of your investment.

  Because we are a small company with limited financial resources, we are limited in our ability to successfully implement our business plan, and we may not be able to build and rent as many apartments as we would like. In that case, we would have to raise more capital in order for the business to be successful.

  If we cannot build and rent enough apartments, then we would be unable to generate the revenues required in order to maintain our business and this could result in a loss of your investment.

  Because Mr. Phillips has other outside business activities, he will only be able to dedicate a limited amount of his time to Deltron's operations. This could result in periodic interruptions or suspensions of the business plan.

  Because our company president Mr. Phillips has other outside business interests, he will only be able to devote a limited amount of his time to our operations. Deltron operations may occur at times which are inconvenient to Mr. Phillips, which could result in the development of our plan being periodically interrupted or suspended.

  Because Deltron's Operations and Assets are concentrated in Costa Rica and not in the United States, we are subject to the risks associated with currency fluctuations.

  Deltron will be subject to fluctuations in the exchange rates between the U.S. dollar and the Costa Rican colone. The funds being raised for this prospectus are in U.S. dollars and will be placed in a U.S. dollar account. However, any fluctuation in currency value between the U.S. dollar and Costa Rican colone could cause an increase in overall expenses that would exceed the achievable revenues. If that were the case, Deltron would have to cease or suspend operations.

  If our officers and directors resign or die without having found replacements, our operations will be suspended or cease altogether. Should that occur, you could lose your investment.

  We have 2 officers and 3 directors and we are entirely dependant upon them in order to conduct our operations. If they should resign or die, there will be no one to run Deltron, and the company has no Key Man insurance. If such an event were to take place and we were unable to find other persons to run us, our operations would be suspended or cease entirely, and this would result in the loss of your investment.

  Our business plan requires us to hire an independent contractor to build the apartments. If we hire a contractor who fails to build the apartments on schedule, within budget, or within the government building code, we may have to cease operations and you could lose your investment.

  Because no one on our management is trained in construction, we will have to hire a general contractor to build the apartments. Unlike the United States, there is very little regulation governing construction companies or general contractors in Costa Rica, and no qualifications are required in order to own or operate a construction business. So, it is vital that we hire an experienced construction company with a proven track record.

  Also, Costa Rica is a country where construction problems are rampant. The industry is notorious for its inability to complete projects on schedule, budget, or in compliance with the required government building codes.

  Furthermore, in Costa Rica it can take many years to resolve a dispute in the courts. So, should we desire to sue the construction company because they did not meet their contractual agreements and/or obligations, we may have to cease operations and you could lose your investment.

  If we do not raise enough capital to launch our business plan through the sale of stock from this offering, your investment will be returned to you without interest.

  We require a minimum of $60,000, or 40% of this offering, before we will consider ourselves to have enough funds to build two (2) apartments. We also believe that we will need to raise $150,000 or 100% of this offering in order to develop our business plan to the point of generating revenues sufficient to sustain our business.

  The expenses associated with this prospectus are such that, if we were unable to raise sufficient capital to develop our business plan, we would be unable to proceed with our business plan and any of the funds raised from this offering would be returned to the investors without interest or deduction.

  RISKS ASSOCIATED WITH THIS OFFERING:

  The shares being offered are defined as "penny stock", the rules imposed on the sale of the shares may affect your ability to resell any shares you may purchase, if at all.

  The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with spouse, or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may affect the ability of broker-dealers to make a market in or trade our common stock and may also affect your ability to resell any shares you may purchase in this offering in the public markets. See the Plan of Distribution section on page 15.

  We are selling this offering without an underwriter and may be unable to sell any shares.

  This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our officers and directors, who will receive no commissions. They will offer the shares to their friends, relatives, acquaintances and business associates. However, there is no guarantee that they will be able to sell any of the shares. In the event the minimum number of shares are not sold before the expiration date of the offering, all funds raised will be promptly returned to the investors, without interest or deduction.

  Because there is no public trading market for our common stock, you may not be able to resell or liquidate your investment.

  There is currently no public trading market for our common stock. There is no central place, stock exchange, or electronic trading system that would enable you to resell your shares.

  We plan to contact a market maker to file an application on our behalf to have our common stock listed for quotation on the Over-the-Counter Bulletin Board (OTCBB) immediately following the effectiveness of this Registration Statement. The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Deltron or anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities.

  If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

  You will incur immediate and substantial dilution of the price you pay for your shares.

  One of our existing stockholders acquired a portion of his shares at a cost less than that which you will pay for the shares you purchase in this offering. Accordingly, any investment you make in these shares will result in the immediate dilution of the net tangible book value of those shares from the $.02 you pay for them. Upon completion of the maximum offering, the net tangible book value of your shares will be $.017 per share, $.003 less than what you paid for them.

  Because there is no escrow, trust or similar account, your subscription could be seized by creditors. If that happens, you could lose your investment.

  There is no escrow, trust or similar account in which your subscription will be deposited. It will only be deposited in a separate savings account in our name. As such, if for any reason we are sued and a judgment is decided against us, your subscription could be seized as part of a garnishment proceeding and result in the loss of your investment.

  We will incur ongoing costs and expenses for SEC reporting and compliance, without revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

  Our business plan allows for the estimated $14,000 cost of this Registration Statement to be paid from our cash on hand. A substantial portion of these expenses have been paid to date. We plan to contact a market maker immediately following the effectiveness of this Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

  USE OF PROCEEDS

  Deltron, Inc. intends to raise $150,000 from the sale of 7,500,000 shares of common stock at $.02 cents per share. This offering has a maximum amount of $150,000 and a minimum of $60,000. Deltron will return any stock sales proceeds to investors if the minimum amount is not raised.

  Deltron has raised a total of $31,000 from the sale of restricted stock to Officers, Directors and affiliates which is not going to be registered in this offering. The costs associated with this offering will be completely covered with cash that the company currently has on hand.

  The following table details the use of proceeds for this offering. None of the expenditures itemized are listed in any particular order of priority or importance. Since no offering expenses will be paid from these proceeds, and assuming that 100% of the offering is sold for a total of $150,000, the gross aggregate proceeds will be allocated as follows:

Expenditure Item	Amount
Architectural Plans, Construction Costs and Permits	125,000
Property Tax, Insurance, & Maintenance Costs	4,000
Professional Fees	15,000
Promotional Materials & Advertising	1,000
Office and Miscellaneous Expenses	5,000
Total	$150,000

  The above expenditures are defined as follows:

  Architectural Plans, Construction Costs, and Permits: This item refers to the fees payable to the architect for drafting the housing design and construction plans, the cost of obtaining construction permits from the municipality, and the fees that will be paid to the general contractor for building the apartments to completion, including the cost of labor and materials.

  Property Tax, Insurance, and Maintenance Cost: This item refers to the annual .25% (1/4 of 1%) property tax based on the registered value of the property as assessed by the municipality and the cost of insuring the property against theft, fire, and natural disaster. It also includes the estimated cost of maintenance for the property and the apartments, including grounds-keeping and house repairs.

  Professional Fees: This item refers to all legal services and accounting fees that will be incurred by both Deltron, Inc. and Deltron Holding Company S.A..

  Promotional Materials and Advertising: This item refers to the cost of advertising our apartments for rent in the classified ad section of local newspapers and erecting a billboard on the front of the property.

  Office and Miscellaneous Expenses: These are the costs of operating our offices including telephone services, mail, stationary, accounting, acquisition of office equipment and supplies, bank service fees and charges, and other miscellaneous expenses associated with running our office.

  There is no assurance that we will be able to raise the entire $150,000 with this offering. The following chart details how we will use the proceeds if we only raise 40% or 70% percent of this offering:

Expenditure Item	40%	70%
Architectural Plans, Construction Costs and Permits	41,000	82,000
Property Tax, Insurance, & Maintenance Costs	1,500	3,000
Professional Fees	15,000	15,000
Promotional Materials & Advertising	500	1,000
Office and Miscellaneous Expenses	2,000	4,000
Total	$60,000	$105,000

  We will not begin to attempt to build any apartments until after the completion of this offering.

  If less than 40% of this offering is sold, all monies will be returned to investors, without interest or deduction

  If only 40% of this offering is sold, Deltron estimates that this would provide sufficient capital to commence with operation and development of the business plan, but would only be able to construct two (2) apartments. Under this scenario, we estimate that we would not be able to generate enough revenues to sustain our business, and as such we would have to seek additional sources of financing.

  If only 70% of this offering is sold, Deltron would be able to build four (4) apartments. However, we feel that the annual cash flow from the rental income of four apartments would be insufficient to cover the company's annual operating expenses. Hence, if only 70% of this offering is sold, the company would be required to seek other sources of financing in order to continue as a business.

  No proceeds from this offering will be paid to the officers or directors of Deltron.

  DETERMINATION OF OFFERING PRICE

  The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price we took into consideration our cash on hand and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

  DILUTION

  Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

  As of March 31, 2006, the net tangible book value of our shares was $7,176 or approximately $.004 per share, based upon 1,800,000 shares outstanding.

  Upon completion of this Offering, but without taking into account any change in the net tangible book value after completion of this Offering other than that resulting from the sale of the shares and receipt of the total proceeds of $150,000, the net tangible book value of the 9,300,000 shares to be outstanding will be $157,176, or approximately $.017 per Share. Accordingly, the net tangible book value of the shares held by our existing stockholders (1,800,000 shares) will be increased by $.013 per share without any additional investment on their part. The purchasers of Shares in this offering will incur immediate dilution (a reduction in the net tangible book value per share from the offering price of $.02 per Share) of $.003 per share. As a result, after completion of the offering, the net tangible book value of the shares held by purchasers in this offering would be $.017 per share, reflecting an immediate reduction in the $.02 price per share they paid for their shares.

  After completion of the offering, the existing shareholders will own 20% of the total number of shares then outstanding, for which they will have made a cash investment of $31,000, or an average of $.017 per Share. Upon completion of the offering, the purchasers of the Shares offered hereby will own 80% of the total number of shares then outstanding, for which they will have made cash investment of $150,000 or $.02 per Share.

  The following table illustrates the per share dilution to the new investors and does not give any effect to the results of any operations subsequent to March 31, 2006:

  Price Paid per Share by Existing Shareholders             $ .017

  Public Offering Price per Share                                        $ .02

  Net Tangible Book Value Prior to this Offering                $ .004

  Net Tangible Book Value After Offering                          $ .017

  Increase in Net Tangible Book Value per Share

  Attributable to cash payments by new purchasers            $ ..013

  Immediate Dilution per Share to New Investors               $ .003

  The following table summarizes the number and percentage of shares purchased, the amount and percentage of consideration paid and the average price per share paid by our existing stockholders and by new investors in this offering:

                                                               Total

                                          Price             Number of         Percent of         Consideration

                                          Per Share     Shares Held       Ownership         Paid

  Existing

  Stockholders                     $ .017         1,800,000             20%               $ 31,000

  Investors in

  This Offering                     $ .02           7,500,000             80%               $150,000

  PLAN OF DISTRIBUTION

  There is currently no market for any of our shares and we can provide no assurance that the shares offered will have a market value or that they can be resold at the offering price. We can also provide no assurance when an active secondary market might develop, or that a public market for our securities may be sustained even if it is developed.

  We plan to contact a market maker to file an application on our behalf to have our common stock listed for quotation on the Over-the-Counter Bulletin Board (OTCBB) immediately following the effectiveness of this Registration Statement. The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. We do not know how long this process will take and we cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Deltron, Inc. nor anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

  This is a self-underwritten offering. This prospectus is part of a prospectus that permits our officers and directors to sell the shares directly to the public, with no commission or other remuneration payable to them for any shares they sell. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. Our officers and directors will sell the shares and intend to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, our officers and directors will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

  a. Our officers and directors are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation; and,

  b. Our officers and directors will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

  c. Our officers and directors are not, nor will be at the time of their participation in the offering, an associated person of a broker-dealer; and

  d. Our officers and directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and (C) have not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

  Our officers, directors, control persons and affiliates of same do not intend to purchase any shares in this offering.

  Terms of the Offering

  The Shares will be sold at the fixed price of $.02 per share until the completion of this offering. There is no minimum amount of subscription required per investor.

  This offering will commence on the date of this prospectus and continue for a period of 180 days, unless we extend the offering period for an additional 90 days, or unless the offering is completed or otherwise terminated by us (the "Expiration Date").

  This is a min/max offering and, as such, we will not be able to spend any of the proceeds unless and until the minimum number of shares are sold and the proceeds are received. We intend to hold all monies collected for subscriptions in a separate bank account until the minimum amount of $60,000 has been received. At that time, the funds will be transferred to our business account for use in the implementation of our business plan. In the event the minimum number of shares (3,000,000) are not sold prior to the Expiration Date, all monies will be returned to investors, without interest or deduction.

  Procedures for Subscribing

  If you decide to subscribe for any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds to us. All checks for subscriptions should be made payable to Deltron, Inc.

  LEGAL PROCEEDINGS

  We are not involved in any pending legal proceeding nor are we aware of any pending or threatened litigation against us.

  DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

  Each of our directors is elected by the stockholders to a term of one year and serves until his or her successor is elected and qualified. Each of our officers is appointed by the Board of Directors to a term of one year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The Board of Directors has no nominating, auditing or compensation committees.

  The name, address, age and position of our officers and directors is set forth below:

  Name and Address                                                 Age                                         Position(s)

  Shawn Phillips                                                         36                                            President, CEO, CFO, Treasurer and

  Suite #410 Director

  1040 West Georgia Street

  Vancouver, BC Canada V6E 4H1

  Fernando Porras                                                     46                                            Secretary and Director

  Sabana Oeste,

  Restaurante Princessa Marina

  100 metros Oeste

  San Jose, Republica de Costa Rica

  Hilda Rivera                                                             38                                            Director

  Sabana Oeste,

  Restaurante Princessa Marina

  100 metros Oeste

  San Jose, Republica de Costa Rica

  The persons named above have held their offices/positions since inception of our Company and are expected to hold said offices/positions until the next annual meeting of our stockholders. The officers and directors are our only officers, directors, promoters and control persons.

  Background Information about Our Officers and Directors

  Shawn Phillips

  Mr. Phillips has over 18 years experience in the direct marketing industry specializing in both business-to-business and direct to consumer mail-order sales.

  He has sold millions of dollars worth of informational reports/booklets ranging from how to live a healthier and more prosperous life, to discount coupon books, financial services, semi-precious jewelry, travel information, and organic foods.

  Mr. Phillips has spent three of the last five years living in San Jose Costa Rica operating a direct to consumer mail-order firm that markets various information products by mail to the United States and Europe.

  He now divides his time between Costa Rica and Vancouver, Canada, where he currently resides.

  Fernando Porras

  Mr. Porras is a trained Computer Engineer who in 1988 received his Bachelor of Engineering degree from the U.A.C.A. (University Autonoma of Central America) in San Jose, Costa Rica.

  For the last three years he has worked for Q.M. & A. of Costa Rica as a consultant in their effort to acquire the building rights to a power plant project in Costa Rica that the government plans to build on the country's west coast in 2007.

  Prior to his involvement with Q.M.& A. Mr. Porras acted as the Systems Administrator for Hitachi in Costa Rica.

  Hilda Rivera

  Ms. Rivera is a Land Developer and convenience store proprietor living in San Jose, Costa Rica.

  In the last five years Mrs. Rivera has developed six residential properties in Costa Rica which she currently rents to the public.

  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what such ownership will be assuming completion of the sale of all shares in this offering, which we can't guarantee. The stockholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to the shares.

                                                                     No. of                                 No. of                         Percentage

  Name and Address                                     Shares                                 Shares                         of Ownership

  Beneficial                                                    Before                                 After                            Before                             After

  Owner                                                        Offering                               Offering                       Offering                            Offering

  Shawn Phillips                                                  0                                         0                                 0%                                 0%

  Suite #410

  1040 West Georgia Street

  Vancouver, BC

  Canada V6E 4H1

  Fernando Porras                                         400,000                             400,000                             22%                             4.5%

  Sabana Oeste,

  Restaurante Princessa Marina

  100 metros Oeste

  San Jose, Republic de Costa Rica

  Hilda Rivera                                                400,000                             400,000                             22%                             4.5%

  Sabana Oeste,

  Restaurante Princessa Marina

  100 metros Oeste

  San Jose, Republic de Costa Rica

  -------------------------

  All Officers and

  Directors as a Group                                  800,000                             800,000                              44%                                 9%

  Yoenia Proenza Sanfiel(1)                        1,000,000                          1,000,000                             56%                                 11%

  Suite #410

  1040 West Georgia Street

  Vancouver, BC

  Canada V6E 4H1

  (1) Ms. Yoenia Proenza Sanfiel is the wife of our President, Shawn Phillips.

  Future Sales by Existing Stockholders

  A total of 1,800,000 shares have been issued to the existing stockholders, all of which are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one year after their acquisition. Any sale of shares held by the existing stockholders (after applicable restrictions expire) and/or the sale of shares purchased in this offering (which would be immediately resalable after the offering), may have a depressive effect on the price of our common stock in any market that may develop, of which there can be no assurance.

  Our current shareholders do not have any existing plans to sell their shares at any time after this offering is complete.

  DESCRIPTION OF SECURITIES

  Common Stock

  Our authorized capital stock consists of 100,000,000 shares of common stock, par value $.001 per share. The holders of our common stock (i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors; (ii) are entitled to share in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

  Non-cumulative Voting

  Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, the present stockholders will own 20% of our outstanding shares and the purchasers in this offering will own 80%.

  Cash Dividends

  As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

  INTEREST OF NAMED EXPERTS AND COUNSEL

  None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

  Our financial statements for the period from inception to the year ended September 30, 2005 included in this prospectus have been audited by Staley, Okada & Partners, Chartered Accountants, #400-889 West Pender Street, Vancouver, BC Canada V6C 3B2. We include the financial statements in reliance on their reports, given upon their authority as experts in accounting and auditing.

  Parsons Law Firm, 2070 Skyline Tower, 10900 NE 4th Street, Bellevue, WA 98004 has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering.

  DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR

  SECURITIES ACT LIABILITIES

  Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

  In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

  ORGANIZATION WITHIN LAST FIVE YEARS

  Deltron, Inc. was incorporated in Nevada on September 14, 2005. We were formed as a land development company that owns a property in Costa Rica on which we intend to construct lower middle-income housing that we will make available for rent. At that time, Shawn Phillips was appointed as President, Treasurer, Principal Executive Officer and Principal Financial Officer and Fernando Porras was appointed as Secretary of the Company and the Board of Directors voted to seek capital and begin development of our business plan. We received our initial funding of $31,000 through the sale of common stock to Ms. Yoenia Proenza Sanfiel (500,000 shares at $.01 on September 22, 2005 and 500,000 shares at $.02 on October 26, 2005) and to Mr. Fernando Porras (400,000 shares at $.02 on October 26, 2005) and to Ms. Hilda Rivera (400,000 shares at $.02 on October 26, 2005).

  DESCRIPTION OF BUSINESS

  Business Development

  Deltron, Inc. was incorporated in the State of Nevada on September 14th, 2005, and our fiscal year-end is September 30th. The company's administrative offices are located at Sabana Oeste, Restuarante Princessa Marina, 100 Metros Oeste, San Jose, Republic of Costa Rica, the telephone number is (011) 506-290-4886.

  Deltron, Inc. has no revenues or operations, and has only limited cash on hand. We have sustained losses since inception and rely solely upon the sale of securities and loans from our corporate officers and directors for funding.

  Deltron, Inc. has incorporated Deltron Holdings Corporation S.A. on November 17th, 2005 in San Jose, Costa Rica, a company in which Deltron, Inc. owns 100% of the shares. This company was used to purchase the property that we currently have available for our development plans.

  Deltron has never declared bankruptcy, been in receivership, or involved in any kind of legal proceeding. Deltron, its directors, officers, affiliates and promoters have not and do not intend to enter into negotiations or discussions with representatives or owners of any other businesses or companies regarding the possibility of an acquisition or merger.

  Principal Products, Services and Their Markets

  Deltron is a land development company that intends to construct lower middle-income housing in Costa Rica, which we will rent to local residents. We will accomplish this goal by developing a total of six (6), three-bedroom apartments measuring approximately 800 to 1000 square feet each. We will construct the apartments on a property that we currently own. On completion of the construction phase, we will offer these apartments for rent to the public via word of mouth and classified advertising.

  The property we purchased, and the apartments that we intend to construct, will be owned by Deltron Holding Corporation S.A., a company incorporated in San Jose, Costa Rica, on November 17th 2005, the shares of which are 100% owned by Deltron, Inc.

  We have concluded that a minimum capital investment of $60,000 or the sale of 40% of this offering is required in order to build 2 apartments, and rent them to the public. However, in order to effectively develop a significant part of our business plan, we feel that at least $105,000 or 70% of this offering is required.

  Deltron anticipates that it will take the first six months of the first year in order to complete this offering at which time we will plan and commence with construction. We anticipate that construction will take approximately 3 months. As such, we expect to generate revenues from housing rental sales in the last three months of the first year.

  Our primary focus is to construct a total of six (6) three-bedroom apartments with the goal of renting them to lower middle-income families in order to generate revenue.

  After the completion of this offering, we will then hire the services of an architect to draw construction plans and a general contractor to construct the apartments.

  Each apartment will consist of approximately 800 to 1,000 square feet of living space and contain three bedrooms, a bathroom, and a kitchen that adjoins a living room and will include one secure parking space.

  The final product will be competitive in both quality and affordability when compared to similar housing offered by our competitors. However, we intend to distinguish our rental units from the competition by providing features not commonly found in lower middle-income housing in Costa Rica, such as secured entry, hot water, modern fixtures, internet, cable, and telephone access.

  Based on current market conditions, we believe that each home will rent for approximately $500 US dollars a month.

  Deltron will provide ongoing maintenance of the properties and apartments on a regular basis, and we will make any repairs on an as needed basis, as well as provide the tenants with twenty-four hour telephone access in case of emergency.

  Distribution Methods

  We will offer the apartments for rent via word of mouth and classified newspaper ads on terms of renewable one-year lease agreements paid at a rate of $500 USD per month. We'll also require a one-month damage deposit from the tenant, which will be refunded at the end of the lease agreement, provided that there is no damage to the apartment other than normal wear and tear, or because of circumstances beyond the tenant's control.

  The tenant will be responsible for paying the electricity, cable, internet, telephone, and water bills directly to the providers.

  The rental agreements between Deltron and the tenants will be written and executed by a Costa Rican attorney.

  Status of Publicly Announced New Products or Services

  Deltron currently has no new publicly announced products or services.

  Competitive Business Conditions and Strategy; Deltron's Position in the Industry

  Deltron intends to establish itself as a competitive company in an already existing market. Currently, there are many other corporate and private entities that offer rental housing to lower middle-income families in Costa Rica. Most of these rental properties are offered for lease by word of mouth or classified advertising.

  The company's founder and President, Mr. Phillips, a direct marketing consultant, has lived in Costa Rica for four years and together with Hilda Rivera, a director of the company and Costa Rican land developer, has found that there is a high demand among the target market for quality rental housing of the kind that Deltron intends to offer, particularly those that have access to modern features such as hot water, internet and cablevision, and are located near public transportation, schools and shopping.

  Our strategic approach is to offer "Middle-Class" housing to lower middle-income families. Part of this will be achieved by constructing apartments with a small frontage area and walkway, as well as a privately enclosed back yard. Although the proposed apartments will be constructed row-house style, meaning that each of the apartments will be connected to the other by a partition wall, the facade of each apartment will vary in design and color, making the style of each apartment uniquely identifiable and distinct from the other.

  The Company also believes that, because the apartments will be new and contain modern features, they will be more desirable to prospective tenants than apartments offered for lease by our competitors. Manicured garden areas, hot water, cable, internet and telephone access are not common features found in lower middle-income housing units in Costa Rica, and we contend that this will distinctly set us apart from the competition.

  Important to our business strategy is to find tenant families for each of the apartments consisting of two employed adults with good standing credit histories and previous rental references. We believe that the kind of rental housing we intend to offer will create high market demand and enable us to be selective in finding tenants whom are able to pay the monthly rent.

  The apartments will be promoted and advertised in the classified section of local newspapers and by word of mouth. We will also place a large sign on the front of the property.

  To date, we have not entered into any negotiations with realtors who specialize in matching landlords with tenants, but this will be an available option to Deltron should we decide that it is a necessary or desired means of finding tenants.

  Sources and Availability of Raw Materials and Names of Principal Suppliers

  Construction companies, building materials, and architects are plentiful in Costa Rica and the market places for each of these products and services are highly competitive. The success of Deltron's business plan relies heavily on finding a general contractor with whom we can negotiate to construct the apartments on schedule and within budget. This will be achieved by approaching numerous construction contractors referred to Mr. Phillips by Hilda Rivera, a director of the company with land development experience, and by following-up on the references of each contractor before deciding on which one to hire for the job.

  To date, we have not entered into any formal or preliminary negotiations with any construction company or architect. We will hire an architect and find a general contractor to carry out the construction phase of our business plan at the time we have sufficient funding to proceed.

  Dependence on one or a few major customers

  Deltron's business plan is dependent upon finding tenants who will rent our apartments and make the monthly payments. As such, we intend to rent each of the apartments to families that consist of at least two working adults with credit histories and references which we can verify are in good standing.

  Housing is a major need and commitment for a family, and we do not anticipate much difficulty in collecting the monthly payments from the tenants.

  Patents, Trademarks, Licenses, Agreements or Contracts

  There are no aspects of our business plan which require a patent, trademark, or product license. We have not entered into any vendor agreements or contracts that give or could give rise to any obligations or concessions.

  Governmental Controls, Approval and Licensing Requirements

  In Costa Rica, there are numerous government controls in place with reference to housing construction, all of which revolve around the specifications of the architectural plans.

  In order to proceed with the construction phase of our business plan, we are required by law to submit the architectural plans for our project to the municipality for approval before being granted a construction permit. The plans must be approved by a licensed architect or civil engineer who is a member of the College of Engineers and Architects of Costa Rica.

  The fees for hiring the services of an architect to complete the construction plans and obtain the permits are regulated by The College of Architects and Engineers and cost 5.5% of the value of the construction project.

  A complete set of plans includes a design plan, site plan, distribution plan, elevation and transversal and longitude perspectives, roof design and drainage, design of footings and support beams, structural plans, electrical design, mechanical and sanitary system design, as well as a plan that details the construction's interior finish.

  We will negotiate to purchase the services of an architect at the time it is necessary. We have not had any formal conversations, nor have we begun any preliminary negotiations with any architects.

  Research and Development Activities and Costs

  Deltron has spent no time in the last two fiscal years on specialized research and development activities, and has no plans to undertake any research or development in the future.

  Compliance with Environmental Laws

  There are no special environmental laws for building apartments on a property in Costa Rica which is zoned for residential housing.

  Once we have determined that we have sufficient funding to proceed with our business plan, we will begin to look for an additional property to purchase. We will only purchase a property in a neighborhood that is zoned for residential housing.

  Number of Employees

  Deltron has no employees. The officers and directors are donating their time to the development of the company, and intend to do whatever work is necessary in order to bring us to the point of earning revenues. We have no other employees, and we will not hire any employees until the business generates revenue.

  The directors of Deltron will act as caretakers of the properties, servicing the tenants and providing maintenance such as minor repairs, grounds-keeping, and rent collection.

  Reports to Security Holders

  Deltron will voluntarily make available an annual report including audited financials on Form 10-K or Form 10-KSB to security holders. Upon registration of the shares sold under this Prospectus, we will file the necessary reports with the SEC pursuant to the Exchange Act, including but not limited to, the report on Form 8-K, annual reports on Form 10-K or 10-KSB, and quarterly reports on Form 10-Q or 10-QSB.

  The public may read and copy any materials filed with the SEC at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other electronic information regarding Deltron and filed with the SEC at http://www.sec.gov.

  PLAN OF OPERATION

  This section of the prospectus includes a number of forward-looking statements that reflect our current views regarding the future events and financial performance of Deltron.

  Deltron, Inc. is a development stage company that has no operations, no revenue, no financial backing and limited assets. Our plan is to build lower middle-income housing in Costa Rica and market them for rent to local residents via classified newspaper advertising and word of mouth.

  Provided that we have raised the required minimum of $60,000 or the sale of 40% of this offering, we will commence with operations by,hiring an architect and a general contractor and begin construction, on 2 apartments.

  However, in order to properly advance our business, we feel that we will require at least $105,000 or the sale of 70% of this offering.

  Below we have provided a chart that demonstrates how we intend to use the proceeds in the event we do not raise the entire $150,000 we are seeking from this offering. As indicated in the chart, the number of apartments we build, depends upon the amount of capital we are able to raise from this offering.

  If we raise only $60,000 or 40% of this offering, we estimate that this would provide enough capital to construct two apartments on the property we currently own which would then be made available for rent to the public.

  If we raise only $105,000 or 70% of this offering, we estimate that we would have enough funds to construct four apartments to rent.

  Here's how we intend to allocate the capital raised from this offering if we raise 40%, 70% or 100% of the funds we are seeking:

Expenditure Item	40%	70%	100%
Architectural Plans, Construction, Costs and Permits	41,000	82,000	125,000
Property Tax, Insurance, and Maintenance Costs.	1,500	3,000	4,000
Professional Fees	15,000	15,000	15,000
Promotional Materials & Advertising	500	1,000	1,000
Office and Miscellaneous Expenses	2,000	4,000	5,000
Total	$60,000	$105,000	$150,000

  As of April 30, 2006, Deltron has approximately $11,996 cash. The expenses incurred (or expected) for the preparation of this prospectus are estimated to be $14,000, much of which has already been paid. The above chart has been prepared with the view that we do not have any cash on hand.

  During the first year of operations, the 12 month period from the date of this prospectus, Deltron will concentrate on finding the required investment capital, apply to get its common stock listed on a national exchange, construct the apartments, and market those apartments for rent.

  It is our intention to use this Prospectus to raise the entire $150,000 as permitted under this offering. We have prepared the above chart based on the assumption that the ideal amount required in order to develop the business over the course of the next 12 months is $150,000 or 100% of this offering. The chart also demonstrates the how we intend to use the proceeds should we raise only $60,000 (40%) and $105,000 (70%) of this offering. We will require at least $60,000 or 40% of this offering before we feel confident towards building apartments.

  However, in order to more fully develop our business plan, we feel that we will require at least $105,000 or 70% of the offering in order to achieve an economy of scale with respect to the cost of building the number of apartments that would enable us to effectively develop the business. It is anticipated that the time associated with this offering would take up to the first 6 months of the first year, that construction would take up to three months after we have closed the offering, hired the architect and general contractor, and that we would be able to generate revenues from the rental sales within the last three months of the same year.

  Upon raising the minimum amount of $60,000, we will hire the services of an architect to design the building and construction plans and a general contractor and commence with the construction of two apartments on the property we currently own in Costa Rica.

  Once we have built the apartments, we will advertise them for rent by way of classified newspaper advertising, word of mouth, and a large billboard sign that we will erect on the front of the property. We feel that the location of the property, combined with classified newspaper advertising and a billboard sign placed on the front of the lot will be an important part to the success of our business development, acting as an effective way to introduce Deltron and it's product to the public. Our advertising will focus on reasonably priced rental housing in a desirable area. Special emphasis will be placed on the "modern" features that come with each apartment including hot water, cable access, internet, and telephone access. We will not purchase commence with any construction until after the close of this offering.

  In the event that we are unable to raise the minimum $60,000 that we seek from this offering, the total amount of funds raised will be returned to the investors and we will endeavor to proceed with our plan of operations by self-financing through contributions from the officers and directors. While the officers and directors have generally indicated a willingness to provide services and financial contributions if necessary, there are presently no agreements, arrangements, commitments, or specific understandings, either verbally or in writing, between the officers and directors and Deltron.

  During the first year of operations, our officers and directors will also provide their labor at no charge. We do not anticipate hiring any staff during the first 12 months of operation.

  The difference between having the ability to sustain our cash flow requirements over the next twelve months and the need for additional outside funding will depend on how fast we can generate sales revenue.

  At present, we only have enough cash on hand to cover the general operating costs for the next 12 months, fund the completion of this offering and apply for an exchange listing.

  To meet our needs for cash we are attempting to raise money from this offering. We cannot guarantee that we will be able to raise enough money through this offering to stay in business. Whatever money we do raise, it will be applied to the items set forth in the Use of Proceeds section of this prospectus. If we do not raise all of the money we need from this offering to proceed with the implementation of our business plan, we will have to find alternative sources, like a second public offering, a private placement of securities, or loans from our officers or others. Equity financing could result in additional dilution to existing shareholders.

  If we are unable to meet our needs for cash from either the money that we raise from this offering, or possible alternative sources, then we may be unable to continue, develop, or expand our operations.

  We have no plans to undertake any product research and development during the term covered by this prospectus. There are also no plans or expectations to acquire or sell any plant or significant equipment in the first year of operations.

  Description of Expenditures

  The following chart details our budget for expenditures for the twelve month period following the date of this prospectus. It is based on the assumption that we will raise the entire $150,000 or 100% of the funds that we seek from this offering. This amount would enable us to construct six (6) three-bedroom apartments measuring approximately 800 to 1,000 square feet. Please refer to the Plan of Operation in the Management Discussion and Analysis found in Item 2 of this prospectus, which explains how the funds will be allocated in the event that we do not raise the total amount of funds we seek.

Expenditure Item	Amount
Architectural Plans, Construction Costs and Permits	125,000
Property Tax, Insurance, & Maintenance Costs	4,000
Professional Fees	15,000
Promotional Materials & Advertising	1,000
Office and Miscellaneous Expenses	5,000
Total	$150,000

  The expenditures listed above are defined as follows:

  Architectural Plans, Construction Costs, and Permits: This item refers to the fees payable to the architect for drafting the housing design and construction plans, the cost of obtaining a construction permit from the municipality, and the fees that will be paid to the general contractor for building the apartments to completion, including the cost of labor and materials.

  Property Tax, Insurance, and Maintenance Cost: This item refers to the annual .25% (1/4 of 1%) property tax based on the registered value of the property as assessed by the municipality and the cost of insuring the property against theft, fire, and natural disaster. It also includes the estimated cost of maintenance for both the property and the apartments, including grounds-keeping and house repairs.

  Professional Fees: This item refers to all legal services and accounting fees that will be incurred by the company.

  Promotional Materials and Advertising: This item refers to the cost of advertising our apartments for rent in the classified ad section of local newspapers and erecting a billboard on the front of the property.

  Office and Miscellaneous Expenses: These are the costs of operating our offices including telephone services, mail, stationary, accounting, acquisition of office equipment and supplies, bank service fees and charges, and other miscellaneous expenses associated with running our office.

  Off-Balance Sheet Arrangements

  We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

  DESCRIPTION OF PROPERTY

  Deltron's principal place of business and corporate offices is located at Sabana Oeste, Restuarante Princessa Marina, 100 Metros Oeste, San Jose, Republic of Costa Rica, the telephone number is (011) 506-290-4886. The office space is a 3,000 square foot shared-office building in which Deltron has rented a 150 square foot office from S.N.B. Abogados, the landlord. We have no intention of finding another office space to rent during the development stage of the company and will operate from these premises at a rate of $200 USD a month. The terms of the rental agreement are month to month, and are cancelable at any time with 30 days written notice.

  Deltron currently owns a 592 square meter lot in San Isidro de Heredia, Costa Rica, that is sufficient to construct six apartments of the kind detailed in this prospectus. This property was purchased for $40,657.00 on March 29, 2006, from an un-affiliated third party, through our wholly-owned subsidiary Deltron Holding Corporation S.A. The funds to purchase the property were loaned to Deltron Holdings by Shawn Phillips, our president. The balance is non-interest bearing and there are no specific terms of repayment. The loan will not be repaid from the proceeds of the offering.   When we have sufficient

  revenue to maintain operations, being generated from the rental of the proposed properties, the Board of Directors will at that time address terms of repayment to Mr. Phillips.  This is not expected to occur within the first year of operations. In the event our business plan fails and we are forced to sell the property, the loan would be repaid from the proceeds of the sale.

  Investment Policies: The Company plans to invest in certain real estate properties in Costa Rica, pursuant to its business plan, for the building and subsequent renting of apartments in Costa Rica. The Company does not have any limitations on the percentage of assets it may invest in real estate holdings. Acquisition of real estate will be done primarily for the purpose of generating income for the Company. The Company will primarily seek undeveloped acreage in Costa Rica on which to build the apartments. There are no limitations on the number of mortgages the Company may have on any given piece of real estate.

  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  On September 22, 2005, 500,000 shares of common stock were issued to Yoenia Proenza Sanfiel, the wife of an officer and director of the company in exchange for $5,000, or $0.01 per share. On October 26, 2005 an additional 500,000 shares were issued to her for $10,000, or $0.02 per share.

  In October 2005, 400,000 shares of Deltron's common stock were issued to Fernando Porras, an officer and director of the company and 400,000 shares of Deltron's common stock were issued to Hilda Rivera, a director of the company, in exchange for $.02 per share, or a total of $16,000 in cash.

  Shawn Phillips, an officer and director, and Yoenia Proenza Sanfiel, a majority shareholder, are married.

  As at March 31, 2006, the Company owed Shawn Phillips, a director and officer of the company $43,678. This balance is non-interest bearing and is due on demand.

  On March 29, 2006, through our wholly-owned subsidiary Deltron Holding Corporation S.A. we purchased our first property for $40,657.00 from an un-affiliated third party. The funds to purchase the property were loaned to Deltron Holding by Shawn Phillips, our president. The balance is non-interest bearing and there are no specific terms of repayment. The loan will not be repaid from the proceeds of the offering.   When we have sufficient revenue to maintain operations, being generated from the rental of the proposed properties, the Board of Directors will at that time address terms of repayment to Mr. Phillips.  This is not expected to occur within the first year of operations. In the event our business plan fails and we are forced to sell the property, the loan would be repaid from the proceeds of the sale.

  MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

  No public market currently exists for shares of our common stock. Following completion of this offering, we intend to contact a market maker to file an application on our behalf to have our common stock listed for quotation on the Over-the-Counter Bulletin Board.

  Penny Stock Rules

  The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

  A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the Commission, which:

  - - contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

  - - contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of the Securities Act of 1934, as amended;

  - - contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;

  - - contains a toll-free telephone number for inquiries on disciplinary actions;

  - - defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

  - - contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation.

  The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

  - the bid and offer quotations for the penny stock;

  - the compensation of the broker-dealer and its salesperson in the transaction;

  - the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

  - monthly account statements showing the market value of each penny stock held in the customer's account.

  In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

  Regulation M

  Our officers and directors, who will offer and sell the Shares, are aware that they are required to comply with the provisions of Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the officers and directors, sales agents, any broker-dealer or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

  As an exception to these rules, an underwriter may engage in transactions effected in accordance with Regulation M that are intended to stabilize, maintain or otherwise affect the price of our common stock. The underwriter may engage in over-allotment sales, syndicate covering transactions, stabilizing transactions and penalty bids in accordance with Regulation M. Over-allotments occur when an underwriter sells more shares than it purchases in an offering. In order to cover the resulting short position, the underwriter may exercise the over-allotment option described above. Additionally, an underwriter may engage in syndicate covering transactions. Syndicate covering transactions are bids for or purchases of stock on the open market by the underwriter in order to reduce a short position incurred by the underwriter on behalf of the underwriting syndicate. There is no contractual limit on the size of any syndicate covering transaction. Stabilizing transactions consist of bids or purchases made by an underwriter for the purpose of preventing or slowing a decline in the market price of our securities while the offering is in progress. A penalty bid is an arrangement permitting the underwriter to reclaim the selling concession that would otherwise accrue to an underwriter if the common stock originally sold by the underwriter was later repurchased by the underwriter and therefore was not effectively sold to the public by such underwriter.

  We have not and do not intend to engage the services of an underwriter in connection with the offer and sale of the shares in this offering.

  In general, the purchase of a security to stabilize or to reduce a short position could cause the price of the security to be higher than it might otherwise be. Sales of securities by us or even the potential of these sales could have a negative effect on the market price of the shares of common stock offered hereby.

  Reports

  We are subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

  EXECUTIVE COMPENSATION

  Currently, none of our officers and/or directors is being compensated for their services during the development stage of our business operations.

  The officers and directors are reimbursed for any out-of-pocket expenses they incur on our behalf. In addition, in the future, we may approve payment of salaries for our officers and directors, but currently, no such plans have been approved. We also do not currently have any benefits, such as health insurance, life insurance or any other benefits available to our employees.

  In addition, none of our officers, directors or employees is party to any employment agreements.

  --------------------------------------------------------------------------------------------------------------------------------------

  SUMMARY COMPENSATION TABLE

  --------------------------------------------------------------------------------------------------------------------------------------

                                                              Annual Compensation                                         Long-Term Comp.

                                                                                                                           Other          Awards      Payouts

  Name and                                                                                                     Annual

  Position(s)                                        Year     Salary     Bonus                    Comp.

  - -------------------------------------------------------------------------------------------------------------------------------------

  Shawn Phillips                                 2005     None       None                      None             None         None

  President, Treasurer,

  CEO, CFO & Director

  Fernando Porras                             2005     None       None                      None              None        None

  Secretary & Director

  Hilda Rivera                                    2005     None       None                       None              None        None

  Director

  --------------------------------------------------------------------------------------------------------------------------------------

  FINANCIAL STATEMENTS

  Our fiscal year end is September 30. We intend to provide annual reports, including audited financial statements prepared by an Independent Chartered Accountants, to our stockholders. Our financial statements for the period from inception to the period ended September 30, 2005, audited by Staley, Okada & Partners, Chartered Accountants, and our unaudited financials, prepared by the company, for the period ended March 31, 2006, immediately follow.

  DELTRON, INC.

  (A Development Stage Company)

  FINANCIAL STATEMENTS

  SEPTEMBER 30, 2005

  Expressed in US Funds

Suite 400 - 889 West Pender Street Vancouver, BC Canada V6C 3B2 Tel 604 694-6070 Fax 604 585-8377 info@staleyokada.com www.staleyokada.com

  Report of Independent Registered Public Accounting Firm

  To the Stockholders of Deltron, Inc.:

  We have audited the accompanying balance sheet of Deltron, Inc. (the "Company") as at September 30, 2005 and the related statements of operations, changes in stockholders' deficit, and cash flows for the period from inception (September 14, 2005) to September 30, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as at 30 September 2005, and the results of its operations, its cash flows and shareholders' deficit for the period from inception (September 14, 2005) to September 30, 2005, in conformity with United States generally accepted accounting principles.

  The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is dependent upon financing to continue operations, had suffered recurring losses from operations and has total liabilities that exceed total assets. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regards to these matters are discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

  "Staley, Okada & Partners"

Vancouver, B.C.	STALEY, OKADA & PARTNERS
18 November 2005	CHARTERED ACCOUNTANTS

Deltron, Inc. (A Development Stage Company)	Statement 1
Balance Sheet
As at September 30, 2005
Expressed in US Funds

ASSETS
Current
Cash and cash equivalents	$500
Prepaid expenses	4,188
$4,688

LIABILITIES
Current
Accrued liabilities	$3,500
Due to related party (Note 4)	1,332
4,832

Going Concern (Note 1)

SHAREHOLDER'S DEFICIT
Capital Stock (Note 3)
Authorized:
100,000,000 common shares, $0.001 par value
Issued and outstanding shares:
500,000 common shares	500
Additional paid in capital	4,500
Deficit accumulated during the development stage - Statement 3	(5,144)
Deficit - Statement 3	(144)
$4,688

  - The Accompanying Notes Are An Integral Part Of These Financial Statements -

Deltron, Inc. (A Development Stage Company)	Statement 2
Statement of Operations
Expressed in US Funds

Cumulative from Inception (September 14, 2005) to September 30, 2005
General and Administrative Expenses	$5,144

Loss for the Period	$(5,144)

Basic and Diluted Loss per Common Share	$(0.02)

Weighted Average Number of Shares Outstanding	218,750

  - The Accompanying Notes Are An Integral Part Of These Financial Statements -

Deltron, Inc. (A Development Stage Company)	Statement 3
Statement of Shareholder's Deficit
Expressed in US Funds

	Common Shares		Additional Paid in	Deficit Accumulated During the Development
	Shares	Amount	Capital	Stage	Total
Inception - September 14, 2005	-	$-	$-	$-	$-
Common shares issued for cash at $0.01 per share	500,000	500	4,500	-	5,000
Loss for the period	-	-	-	(5,144)	(5,144)
Balance - September 30, 2005	500,000	$500	$4,500	$(5,144)	$(144)

  - The Accompanying Notes Are An Integral Part Of These Financial Statements -

Deltron, Inc. (A Development Stage Company)	Statement 4
Statement of Cash Flows
Expressed in US Funds

Cash Resources Provided By (Used In)	Cumulative from Inception (September 14, 2005) to September 30, 2005
Operating Activities
Loss for the period	$(5,144)
Items not affecting cash:
-
Changes in operating assets and liabilities:
Prepaid expenses	(4,188)
Accrued liabilities	3,500
(5,832)

Investing Activities
-

Financing Activities
Advances from related party	1,332
Issuance of capital stock	5,000
6,332

Net Increase in Cash	500
Cash position - Beginning of period	-
Cash Position - End of Period	$500

Supplemental Cash Flow Disclosure:
Cash paid for interest	$-
Cash paid for income taxes	$-

  The Accompanying Notes Are An Integral Part Of These Financial Statements -

Deltron, Inc. (A Development Stage Company)
Notes to Financial Statements
September 30, 2005
Expressed in US Funds

  1. Organization

  Deltron, Inc. (the "Company") is a Nevada corporation incorporated on September 14, 2005. It is based in San Jose, Costa Rica. Subsequent to September 30, 2005 the company started the incorporation process of a wholly owned subsidiary, "Deltron Holdings Corportation S.A." in San Jose Costa Rica. As at 18 November 2005 the incorporation was not yet approved.

  The Company is a development stage company that intends to engage principally in the acquisition and development of rental housing property in the district of San Jose, Costa Rica. To date, the Company's activities have been limited to its formation and the raising of equity capital. At present, management is devoting most of its activities to getting an SB-2 Registration Statement declared effective.

  Going Concern and Liquidity Considerations

  The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. As at September 30, 2005, the Company has a loss from operations of $5,144 and an accumulated deficit of $5,144 and a working capital deficit of $144 and has earned no revenues since inception. The Company intends to fund operations through equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the year ending September 30, 2006.

  The ability of the Company to emerge from the development stage is dependent upon, among other things, obtaining additional financing to continue operations, and development of its business plan.

  In response to these problems, management has planned the following actions:

  The Company is planning to file an SB-2 Registration Statement with the United States Securities and Exchange Commission to offer up to 7,500,000 common shares at $0.02 per share for gross proceeds of up to $150,000. The Company intends to sell a minimum of 3,000,000 shares for gross proceeds of $60,000, and if it does not, the Company will return the money to the shareholders.

  Management intends to raise additional funds through public or private placement offerings.

  These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

  2. Significant Accounting Policies

  a) Basis of Presentation

  The accounting and reporting policies of the Company conform to U.S. generally accepted accounting principles applicable to development stage enterprises.

  b) Fiscal Periods

  The Company's fiscal year end is September 30.

Deltron, Inc. (A Development Stage Company)
Notes to Financial Statements
September 30, 2005
Expressed in US Funds

  2. Significant Accounting Policies - Continued

  c) Use of Estimates

  The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  d) Cash and Cash Equivalents

  Cash and cash equivalents include cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.

  e) Fair Value of Financial Instruments and Derivative Financial Instruments

  The Company has adopted Statement of Financial Accounting Standards ("SFAS") Number 119, "Disclosure About Derivative Financial Instruments and Fair Value of Financial Instruments." The carrying amounts of cash and cash equivalents, funds held in trust, accounts payable and amounts due to related party approximate their fair values because of the short maturity of these items. Certain fair value estimates may be subject to and involve, uncertainties and matters of significant judgment, and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect these estimates. The Company does not hold or issue financial instruments for trading purposes, nor does it utilize derivative instruments in the management of its foreign exchange, commodity price or interest rate market risks.

  f) Segmented Reporting

  SFAS Number 131, "Disclosure About Segments of an Enterprise and Related Information", changed the way public companies report information about segments of their business in their quarterly reports issued to shareholders. It also requires entity-wide disclosures about the products and services an entity provides, the material countries in which it holds assets and reports revenues and its major customers. The Company presently operates only in Costa Rica.

Deltron, Inc. (A Development Stage Company)
Notes to Financial Statements
September 30, 2005
Expressed in US Funds

  2. Significant Accounting Policies - Continued

  g) Federal Income Taxes

  Deferred income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes in accordance with SFAS Number 109, "Accounting for Income Taxes", which requires the use of the asset/liability method of accounting for income taxes. Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax loss and credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The Company provides for deferred taxes for the estimated future tax effects attributable to temporary differences and carryforwards when realization is more likely than not.

  h) Earnings (Loss) per Share

  The Company has adopted Financial Accounting Standards Board ("FASB") Statement Number 128, "Earnings per Share," ("EPS") which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. In the accompanying financial statements, basic earnings (loss) per share is computed by dividing net income/loss by the weighted average number of shares of common stock outstanding during the period.

  i) Foreign Currency Transactions

  The Company's functional currency is the Costa Rican Colones. The Company's reporting currency is the U.S. Dollar. All transactions initiated in Costa Rican Colones are translated to U.S. Dollars in accordance with SFAS No. 52 as follows:

  (i) Monetary assets and liabilities at the rate of exchange in effect at the balance sheet date;

  (ii) All other assets and liabilities at historical rates; and

  (iii) Revenue and expense items at the average rate of exchange prevailing during the year.

  Exchange gains and losses arising from such translations are deferred until realization and are included as a separate component of shareholders' equity as a component of comprehensive income or loss. Upon realization, the amount deferred is recognized in income in the period when it is realized.

  No significant realized exchange gains or losses were recorded in the period ended September 30, 2005.

Deltron, Inc. (A Development Stage Company)
Notes to Financial Statements
September 30, 2005
Expressed in US Funds

  2. Significant Accounting Policies - Continued

  j) Concentrations of Credit Risk

  The Company's financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and cash equivalents and related party payables. The Company places its cash and cash equivalents with financial institutions of high credit worthiness. At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits. The Company's management also routinely assesses the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

  k) Derivative Financial Instruments

  The Company was not a party to any derivative financial instruments during the reported fiscal period.

  l) Stock-Based Compensation

  On December 16, 2004, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 123 (revised 2004), Share-Based Payment, which revised SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 123(R) supersedes APB No. 25, Accounting for Stock Issued to Employees, and amends SFAS No. 95, Statement of Cash Flows. SFAS No.123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. The Company adopted this policy upon inception. The adoption of this policy had no impact on the Company for the period ended September 30, 2005 as no share based payments had been made.

  m) Comprehensive Income (Loss)

  SFAS No. 130, "Reporting Comprehensive Income", establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. For the period ended September 30, 2005, the Company had no items of other comprehensive income. Therefore, net loss equals comprehensive loss for the period ended September 30, 2005.

  Revenue Recognition

  The Company recognizes revenue from the sale of products and services in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 104 ("SAB 104"), "Revenue Recognition in Financial Statements." Revenue will consist of rent income and will be recognized only when all of the following criteria have been met:

  (i) Persuasive evidence for an agreement exists;

  (ii) Delivery has occurred;

  (iii) The fee is fixed or determinable; and

  (iv) Revenue is reasonably assured.

Deltron, Inc. (A Development Stage Company)
Notes to Financial Statements
September 30, 2005
Expressed in US Funds

  3. Capital Stock

  a) Authorized Stock

  The Company has authorized 100,000,000 common shares with a par value of $0.001 per share. Each common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholder of the corporation is sought.

  b) Share Issuances

  Since the inception of the Company (September 14, 2005) to September 30, 2005, the Company issued 500,000 common shares at $0.01 per share for total cash proceeds of $5,000 being $500 for par value shares and $4,500 for additional paid in capital to the spouse of a director and officer of the Company. Subsequent to September 30, 2005 the Company issued 1,300,000 common shares at $0.02 per share for total cash proceeds of $26,000 being $1,300 for par value shares and $24,700 for additional paid in capital. 400,000 shares were sold to an officer and director, 400,000 shares were sold to a director, and 500,000 shares were sold to the spouse of a director and officer of the Company.

  4. Due to Related Party

  As at September 30, 2005, the Company owed an individual, who is a director and officer of the company $1,332. This balance is non-interest bearing and is due on demand.

  5. Commitments

  The Company's principal place of business and corporate offices occupy space in a 3,000 square foot shared-office building in which they have rented a 150 square foot office for $200 per month beginning in November 2005. The rental agreement is on a month to month basis and is cancellable on 30 day written notice.

  6. Income Taxes

  The company has incurred operating losses of $5,144, which, if unutilized, will expire in 2025. Future tax benefits, which may arise as a result of these losses, have not been recognized in these financial statements, and have been off set by a valuation allowance.

Deltron, Inc. (A Development Stage Company)
Notes to Financial Statements
September 30, 2005
Expressed in US Funds

  7. New Accounting Pronouncements

  Recent accounting pronouncements that are listed below did and/or are not currently expected to have a material effect on the Company's financial statements.

  FASB Statements:

  Number 145, Rescission of FASB Statement No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections;

  Number 146, Accounting for Costs Associated with Exit or Disposal Activities;

  Number 147, Acquisitions of Certain Financial Institutions - An amendment of FASB Statements No. 72 and 144 and FASB Interpretation No. 9;

  Number 148, Accounting for Stock-Based Compensation - Transition and Disclosure - an amendment of FASB Statement No. 123;

  Number 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities;

  Number 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.

  FASB Interpretations:

  Number 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others - and Interpretation of FASB Statements No. 5, 57, and 107 and rescission of FASB Interpretation No. 34;

  Number 46, Consolidation of Variable Interest Entities - an Interpretation of ARB No. 51.

  Number 47, Accounting for Conditional Asset Retirement Obligations - an Interpretation of FASB Statement No. 143.

  DELTRON, INC.

  (A Development Stage Company)

  INTERIM CONSOLIDATED

  FINANCIAL STATEMENTS

  MARCH 31, 2006

  Expressed in US Funds

  Unaudited

Deltron, Inc. (A Development Stage Company)	Statement 1
Interim Consolidated Balance Sheets
Expressed in US Funds

ASSETS	As at March 31, 2006 (Unaudited)	As at September 30, 2005 (Audited)
Current
Cash and cash equivalents	$14,269	$500
Prepaid expenses	200	4,188
	14,469	4,688

Property (Note 4)	40,657	-
	$55,126	$4,688

LIABILITIES
Current
Accounts payable	$2,272	$-
Accrued liabilities	2,000	3,500
Due to related party (Note 5)	43,678	1,332
	47,950	4,832

Going Concern (Note 1)

STOCKHOLDERS' EQUITY (DEFICIT)
Capital Stock (Note 3)
Authorized:
100,000,000 common shares, $0.001 par value
Issued and outstanding shares:
1,800,000 (Sept. 30, 2005 - 500,000) common shares	1,800	500
Additional paid in capital	29,200	4,500
Deficit accumulated during the development stage - Statement 3	(23,824)	(5,144)
Equity (Deficit) - Statement 3	7,176	(144)
	$55,126	$4,688

  - The Accompanying Notes Are An Integral Part Of These Financial Statements -

Deltron, Inc. (A Development Stage Company)	Statement 2
Interim Consolidated Statements of Operations
Expressed in US Funds Unaudited

	Cumulative from Inception (September 14, 2005) to March 31, 2006	Six-Months Ended March 31, 2006	Three-Months Ended March 31, 2006

General and Administrative Expenses	$23,824	$18,680	$7,222

Loss for the Period	(23,824)	$(18,680)	$(7,222)

Basic and Diluted Loss per Common Share	$(0.01)	$(0.004)

Weighted Average Number of Shares Outstanding	1,100,000	1,800,000

  - The Accompanying Notes Are An Integral Part Of These Financial Statements -

Deltron, Inc. (A Development Stage Company)	Statement 3
Interim Consolidated Statement of Stockholders' Equity (Deficit)
Expressed in US Funds Unaudited

	Common Shares		Additional Paid in	Deficit Accumulated During the Development
	Shares	Amount	Capital	Stage	Total
Inception - September 14, 2005	-	$-	$-	$-	$-
Common shares issued for cash at $0.01 per share	500,000	500	4,500	-	5,000
Loss for the period	-	-	-	(5,144)	(5,144)
Balance - September 30, 2005 (Audited)	500,000	500	4,500	(5,144)	(144)

Common shares issued for cash at $0.02 per share	1,300,000	1,300	24,700	-	26,000
Loss for the period	-	-	-	(11,458)	(11,458)
Balance - December 31, 2005 (Unaudited)	1,800,000	1,800	29,200	(16,602)	14,398
Loss for the period	-	-	-	(7,222)	(7,222)
Balance - March 31, 2006 (Unaudited)	1,800,000	$1,800	$29,200	$(23,824)	$7,176

  - The Accompanying Notes Are An Integral Part Of These Financial Statements -

Deltron, Inc. (A Development Stage Company)	Statement 4
Interim Consolidated Statements of Cash Flows
Expressed in US Funds Unaudited

Cash Resources Provided By (Used In)	Cumulative from Inception (September 14, 2005) to March 31, 2006	Six-Months Ended March 31, 2006	Three-Months Ended March 31, 2006
Operating Activities
Loss for the period	$(23,824)	$(18,680)	$(7,222)
Changes in operating assets and liabilities:
Prepaid expense	(200)	3,988	1,038
Accounts payable	2,272	2,272	2,272
Accrued liabilities	2,000	(1,500)	(950)
	(19,752)	(13,920)	(4,862)

Investing Activities
Property	(40,657)	(40,657)	(40,657)

Financing Activities
Advances from related party	43,678	42,346	42,678
Issuance of capital stock	31,000	26,000	-
	74,678	68,346	42,678

Net Increase (Decrease) in Cash and Cash Equivalents	14,269	13,769	(2,841)
Cash and cash equivalents - Beginning of period	-	500	17,110
Cash and Cash Equivalents - End of Period	$14,269	$14,269	$14,269

Supplemental Cash Flow Disclosure:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

  - The Accompanying Notes Are An Integral Part Of These Financial Statements -

Deltron, Inc. (A Development Stage Company)
Notes to Interim Consolidated Financial Statements
March 31, 2006
Expressed in US Funds Unaudited

  1. Organization

  Deltron, Inc. (the "Company") is a Nevada corporation incorporated on September 14, 2005. It is based in San Jose, Costa Rica. During the six-month period of March 31, 2006 the company incorporated a wholly owned subsidiary, "Deltron Holdings Corporation S.A." in San Jose Costa Rica. The Company was incorporated on November 17, 2005.

  The Company is a development stage company that intends to engage principally in the acquisition and development of rental housing property in the district of San Jose, Costa Rica. To date, the Company's activities have been limited to its formation and the raising of equity capital.

  Going Concern and Liquidity Considerations

  The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. For the six months ending March 31, 2006, the Company has a loss from operations of $18,680 and as at March 31, 2006 an accumulated deficit of $23,824 and working capital deficit of $33,481 and has earned no revenues since inception. The Company intends to fund operations through equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the year ending September 30, 2006.

  The ability of the Company to emerge from the development stage is dependent upon, among other things, obtaining additional financing to continue operations, and development of its business plan.

  In response to these problems, management has planned the following actions:

  The Company has filed an SB-2 Registration Statement with the United States Securities and Exchange Commission to offer up to 7,500,000 common shares at $0.02 per share for gross proceeds of up to $150,000. The Company intends to sell a minimum of 3,000,000 shares for gross proceeds of $60,000, and if it does not, the Company will return the money to the shareholders.

  Management intends to raise additional funds through public or private placement offerings.

  These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Deltron, Inc. (A Development Stage Company)
Notes to Interim Consolidated Financial Statements
March 31, 2006
Expressed in US Funds Unaudited

  2. Significant Accounting Policies

  a) Basis of Consolidation

  These consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Deltron Holdings Corporation S.A. All intercompany balances and transactions have been eliminated.

  b) Basis of Presentation

  The accounting and reporting policies of the Company conform to U.S. generally accepted accounting principles applicable to development stage enterprises. These interim consolidated financial statements follow the same accounting policies and methods of their application as the most recent annual financial statements, except as noted below. These interim financial statements should be read in conjunction with the audited financial statements of the Company as at September 30, 2005.

  c) Stock-Based Compensation

  On December 16, 2004, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 123 (revised 2004), Share-Based Payment, which revised SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 123(R) supersedes APB No. 25, Accounting for Stock Issued to Employees, and amends SFAS No. 95, Statement of Cash Flows. SFAS No.123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. The Company adopted this policy upon inception. The adoption of this policy had no impact on the Company for the period ended March 31, 2006 as no share based payments had been made.

  3. Capital Stock

  a) Authorized Stock

  The Company has authorized 100,000,000 common shares with a par value of $0.001 per share. Each common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholder of the corporation is sought.

  b) Share Issuances

  Since the inception of the Company (September 14, 2005) to March 31, 2006, the Company issued 500,000 common shares at $0.01 per share for total cash proceeds of $5,000 being $500 for par value shares and $4,500 for additional paid in capital to the spouse of a director and officer of the Company. The Company issued 1,300,000 common shares at $0.02 per share for total cash proceeds of $26,000 being $1,300 for par value shares and $24,700 for additional paid in capital. 400,000 shares were sold to an officer and director, 400,000 shares were sold to a director, and 500,000 shares were sold to the spouse of a director and officer of the Company.

Deltron, Inc. (A Development Stage Company)
Notes to Interim Consolidated Financial Statements
March 31, 2006
Expressed in US Funds Unaudited

  4. Property

  On March 29, 2006, through our wholly-owned subsidiary Deltron Holdings Corporation S.A., we purchased our first property for $40,657. The funds to purchase the property were loaned to Deltron Holdings Corporation S.A., by Shawn Phillips, our President.

  5. Due to Related Party

  As at March 31, 2006, the Company owed an individual, who is a director and officer of the company $43,678 (2005 - $1,332). This balance is non-interest bearing and is due on demand.

  6. Income Taxes

  The company has incurred operating losses of $23,824, which, if unutilized, will expire in 2025. Future tax benefits, which may arise as a result of these losses, have not been recognized in these financial statements, and have been off set by a valuation allowance.

  7. New Accounting Pronouncements

  Recent accounting pronouncements that are listed below did and/or are not currently expected to have a material effect on the Company's financial statements.

  FASB Statements:

  FAS 154, Accounting Changes and Error Corrections;

  FAS 155, Accounting for Certain Hybrid Financial Instruments, an amendment of FASB Statements No. 133 and 140;

  FAS 156, Accounting for Servicing of Financial Assets-an amendment of FASB Statement No. 140.

  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING

  AND FINANCIAL DISCLOSURE

  None.

  Dealer Prospectus Delivery Obligation

  "Until ______________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions."

  PART II

  INFORMATION NOT REQUIRED IN PROSPECTUS

  INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

  As regards indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors or officers pursuant to the foregoing provisions, we are informed that, in the opinion of the Commission, such indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  Expenses incurred or (expected) relating to this Prospectus and distribution is as follows:

  Legal                                                 $ 7,500

  Accounting                                           5,000

  Transfer Agent fees                              1,200

  Printing of Prospectus                             300

                                                          ----------

  TOTAL                                          $ 14,000

  RECENT SALES OF UNREGISTERED SECURITIES

  Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

  On September 22, 2005, 500,000 shares of common stock were issued to Yoenia Proenza Sanfiel, the wife of an officer and director of the company in exchange for $5,000, or $0.01 per share. On October 26, 2005 an additional 500,000 shares were issued to her for $10,000, or $0.02 per share. On October 26, 2005, 400,000 shares of common stock were issued to Fernando Porras, an officer and director of the company in exchange for $8,000, or $.02 per share. On October 26, 2005, 400,000 shares of common stock were issued to Hilda Rivera, a director of the company in exchange for $8,000, or $.02 per share. These securities were issued in reliance upon the exemption contained in Section 4(2) of the Securities

  Act of 1933. These securities were issued to the promoters of the company, bear a restrictive legend and were issued to non-US residents.

  EXHIBITS

  The following exhibits are included with this registration statement filing:

  Exhibit No.                         Description

  3.1                                     Articles of Incorporation*

  3.2                                     Bylaws *

  5                                        Opinion re: Legality*

  10                                      Property Purchase Agreement

  23.1                                   Consent of Independent Auditors

  23.2                                   Consent of Counsel (See Exhibit 5)*

  99.1                                   Subscription Agreement*

  99.2                                   Rental Agreement

  * Previously included in our SB-2 registration statement filed on December 8, 2005

  UNDERTAKINGS

  (a) The undersigned registrant hereby undertakes:

    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

  (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

  (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

  (iii) Include any additional or changed material information on the plan of distribution.

    For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering.
    File a post-effective amendment to remove from registration any of the securities registered which remain unsold at the end of the offering.

  (b) The undersigned Registrant hereby undertakes to provide to the purchasers in this offering, certificates in such denominations and registered in such names as required to permit prompt delivery to each purchaser.

  (c) Insofar as indemnification for liabilities arising under the Securities Act (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable.

  In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer, or controlling of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

  (d) The undersigned Registrant hereby undertakes that:

    For determining any liability under the Securities Act, it will treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.
    For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the bona fide offering of those securities.

  SIGNATURES

  In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Jose, Republic of Costa Rica.

  May 30, 2006                                                                             Deltron, Inc., Registrant

                                                                                                     By: /s/ Shawn Phillips

                                                                                                     ______________________________

                                                                                                     Shawn Phillips, Director, President, Treasurer

                                                                                                     Principal Executive Officer, Principal Accounting Officer &

                                                                                                     Principal Financial Officer

  May 30, 2006                                                                             By: /s/ Fernando Porras

                                                                                                     _______________________________

                                                                                                     Fernando Porras, Director & Secretary